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                                                                  Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Millennium Chemicals Inc. (the "Company") and Millennium America Inc. of our report dated March 8, 2002 relating to the consolidated financial statements of Equistar Chemicals, LP, which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.


PRICEWATERHOUSECOOPERS LLP


Houston, Texas
September 9, 2002